Exhibit 99.(a)(iii)
129680460_15 CALAMOS ETF TRUST 2020 Calamos Court Naperville, Illinois 60563 SECOND AMENDED AND RESTATED TRUST INSTRUMENT As adopted January 10, 2023

-i- 129680460_15 Table of Contents Page ARTICLE I NAME AND DEFINITIONS ..................................................................................... 1 Section 1. NAME ........................................................................................................................ 1 Section 2. DEFINITIONS ........................................................................................................... 1 ARTICLE II THE TRUSTEES ...................................................................................................... 3 Section 1. MANAGEMENT OF THE TRUST .......................................................................... 3 Section 2. ELECTION AND NUMBER OF TRUSTEES .......................................................... 3 Section 3. TERM OF OFFICE OF TRUSTEES ......................................................................... 4 Section 4. VACANCIES; APPOINTMENT OF TRUSTEES .................................................... 4 Section 5. TEMPORARY VACANCY OR ABSENCE; FEWER THAN DESIGNATED NUMBER OF TRUSTEES ....................................................... 4 Section 6. CHAIRPERSON ........................................................................................................ 4 Section 7. ACTION BY THE TRUSTEES ................................................................................. 5 Section 8. OWNERSHIP OF TRUST PROPERTY ................................................................... 5 Section 9. EFFECT OF TRUSTEES NOT SERVING ............................................................... 5 Section 10. TRUSTEES AND OTHERS AS SHAREHOLDERS ............................................. 5 Section 11. DELEGATION ........................................................................................................ 5 ARTICLE III POWERS OF THE TRUSTEES .............................................................................. 6 Section 1. POWERS .................................................................................................................... 6 Section 2. CERTAIN TRANSACTIONS ................................................................................. 10 ARTICLE IV SERIES; CLASSES; SHARES ............................................................................. 10 Section 1. ESTABLISHMENT OF SERIES AND CLASSES ................................................. 10 Section 2. SHARES ................................................................................................................... 11 Section 3. PREEMPTIVE AND APPRAISAL RIGHTS ......................................................... 12 Section 4. INVESTMENTS IN THE TRUST .......................................................................... 12 Section 5. ASSETS AND LIABILITIES OF SERIES AND CLASSES .................................. 12 Section 6. OWNERSHIP AND TRANSFER OF SHARES ..................................................... 13 Section 7. STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY ......... 14 Section 8. FRACTIONS ............................................................................................................ 14 Section 9. DERIVATIVE ACTIONS ....................................................................................... 14 ARTICLE V DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE ...................... 16 Section 1. DISTRIBUTIONS .................................................................................................... 16

-ii-129680460_15Section 2. REDEMPTIONS ...................................................................................................... 17 Section 3. REDEMPTION BY TRUST .................................................................................... 18 Section 4. PREVENTION OF PERSONAL HOLDING COMPANY STATUS ..................... 18 Section 5. DETERMINATION OF NET ASSET VALUE PER SHARE ................................ 18 Section 6. SUSPENSION OF RIGHT OF REDEMPTION ..................................................... 19 ARTICLE VI SHAREHOLDERS’ VOTING POWERS AND MEETINGS .......................... 19 Section 1. VOTING POWERS ................................................................................................. 19 Section 2. [RESERVED] ........................................................................................................... 20 Section 3. QUORUM; REQUIRED VOTE .............................................................................. 20 Section 4. INSPECTION OF RECORDS ................................................................................. 20 Section 5. ADDITIONAL PROVISIONS ................................................................................ 20 ARTICLE VII CONTRACTS WITH SERVICE PROVIDERS .................................................. 20 Section 1. INVESTMENT ADVISER ...................................................................................... 20 Section 2. PRINCIPAL UNDERWRITER/DISTRIBUTOR ................................................... 21 Section 3. CUSTODIAN ........................................................................................................... 21 Section 4. TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS ............................................................ 21 Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS .............................. 21 ARTICLE VIII EXPENSES OF THE TRUST, SERIES AND CLASSES ................................. 21 ARTICLE IX LIMITATION OF LIABILITY AND INDEMNIFICATION .............................. 22 Section 1. LIMITATION OF LIABILITY ............................................................................... 22 Section 2. INDEMNIFICATION .............................................................................................. 22 Section 3. INDEMNIFICATION OF SHAREHOLDERS ....................................................... 24 ARTICLE X MISCELLANEOUS ............................................................................................... 24 Section 1. TRUST NOT A PARTNERSHIP ............................................................................ 24 Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY .................... 25 Section 3. TERMINATION OR REORGANIZATION OF THE TRUST .............................. 25 Section 4. TRUST INSTRUMENT .......................................................................................... 27 Section 5. APPLICABLE LAW ................................................................................................ 27 Section 6. AMENDMENTS ...................................................................................................... 28 Section 7. FISCAL YEAR ....................................................................................................... 28 Section 8. SEVERABILITY ..................................................................................................... 28 Section 9. INTERPRETATION ................................................................................................ 29 Section 10. JURISDICTION AND WAIVER OF JURY TRIAL .............................................29

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-1- 129680460_15 CALAMOS ETF TRUST SECOND AMENDED AND RESTATED TRUST INSTRUMENT This SECOND AMENDED AND RESTATED TRUST INSTRUMENT (this “Trust Instrument”) is made as of January 10, 2023 by the Trustees to amend and restate the Trust Instrument of the Trust adopted June 17, 2013 in its entirety (the “Existing Trust Instrument”). The Trustees declare that the Existing Trust Instrument is amended and restated in its entirety by this Trust Instrument and all money and property contributed to the Trust shall be held and managed pursuant to this Trust Instrument. ARTICLE I NAME AND DEFINITIONS Section 1. NAME. The name of the Trust is Calamos ETF Trust. The Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class and adopt such other name as they deem proper. Any name change of any Series or Class shall become effective upon approval by the Trustees of such change or any document (including any Registration Statement) reflecting such change. Any name change of the Trust shall become effective upon the effectiveness of the filing of a certificate of amendment under the Delaware Act reflecting such change. Any such action shall have the status of an amendment to this Trust Instrument. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any Registration Statement. Section 2. DEFINITIONS. Unless otherwise provided or required by the context: (a) “Assets belonging to” a Series has the meaning set forth in Article IV, Section 5; (b) “Board of Trustees” means the board of the Trust comprised of the Trustees; (c) “By-laws” means the By-laws of the Trust adopted by the Trustees, as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act; (d) “Class” means a class of Shares of a Series established pursuant to Article IV; (e) “Commission,” “Interested Person” and “Principal Underwriter” have the meanings provided in the 1940 Act; (f) “Continuing Trustee” means a Trustee who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Trust’s operations, if less than thirty-six months) or (b) was nominated to serve as a member of the

-2- 129680460_15 Board of Trustees, or designated as a Continuing Trustee, by a majority of the Continuing Trustees then members of the Board of Trustees; (g) “Covered Person” means a person so defined in Article IX, Section 2; (h) “Delaware Act” means Chapter 38 of Title 12 of the Delaware Code, entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time; (i) “Exchange” means a national securities exchange, including as defined in Section 2(a)(26) of the 1940 Act or in Section 6 of the Securities Exchange Act of 1934; (j) “Existing Trust Instrument” has the meaning set forth in the preamble; (k) “IIV” means the intraday indicative value of a Series as calculated by a national securities exchange or agent of the Trust or Series; (l) “Liabilities” means liabilities, debts, obligations, expenses, costs, charges and reserves; (m) “Majority Shareholder Vote” means “the vote of a majority of the outstanding voting securities” as defined in the 1940 Act; (n) “Net Asset Value per Share” means the net asset value of each Series or Class, determined as provided in Article V, Section 3; (o) “Outstanding Shares” means Shares shown in the records of the Trust or its transfer agent or similar agent or entity as then issued and outstanding but does not include Shares that have been repurchased or redeemed by the Trust and are held in the treasury of the Trust; (p) “Person” shall mean and include individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign; (q) “Registration Statement” means the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect and any amendments thereto, and shall include any prospectus or statement of additional information forming a part thereof; (r) “Series” means a series of Shares established pursuant to Article IV; (s) “Shareholder” means a record owner of Outstanding Shares; (t) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares); (u) “Tax Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as amended from time to time;

-3- 129680460_15 (v) “Trust” means the Delaware statutory trust established under the Delaware Act by the filing of the certificate of trust in the Office of the Secretary of State of Delaware and governed by this Trust Instrument, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series; (w) “Trust Instrument” has the meaning set forth in the preamble; (x) “Trust Property” means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust or any Series or the Trustees on behalf of the Trust or any Series; (y) “Trustees” means the persons who may from time to time be duly qualified, elected or appointed, and serving as Trustees in accordance with Article II, in each case so long as such persons continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees refers to such person or persons in his or her capacity as Trustees hereunder; and (z) “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time. ARTICLE II THE TRUSTEES Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Trust Instrument. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Trustees may execute all instruments and take all action they deem necessary, proper or desirable to promote the interests of the Trust. Any construction or interpretation of this Trust Instrument by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. Section 2. ELECTION AND NUMBER OF TRUSTEES. The Trustees on the date hereof shall be the persons signing this Trust Instrument. Thereafter, the number of Trustees shall be fixed from time to time by a majority of the Trustees; provided, however, that there shall be at least one (1) Trustee. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act or under this Trust Instrument.

-4- 129680460_15 Section 3. TERM OF OFFICE OF TRUSTEES. Subject to any limitations on the term of service imposed by the By-laws and any retirement policy adopted by the Trustees, each Trustee shall hold office until his or her successor is elected, his or her death, or the Trust terminates, whichever is sooner; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the then Continuing Trustees, specifying the effective date of removal, (c) any Trustee who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement, and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares. Section 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists in the Board of Trustees, regardless of the reason for such vacancy, the remaining Continuing Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, including Section 10 thereunder. No appointment of any Trustee shall take effect if such appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by Section 10 of the 1940 Act. Any such appointment shall be made by a written instrument signed by a majority of the Continuing Trustees or by a resolution of the Continuing Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Continuing Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Section 5. TEMPORARY VACANCY OR ABSENCE; FEWER THAN DESIGNATED NUMBER OF TRUSTEES. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled or otherwise eliminated, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their determination as to such vacancy, absence or incapacity shall be conclusive. Further, whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties of the Trustees by this Trust Instrument. As evidence of such vacancy, an instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a Trustee. Section 6. CHAIRPERSON. The Continuing Trustees shall appoint one of their members to be Chairperson of the Board of Trustees. The Chairperson shall preside at all meetings of the Trustees and shall assume such other duties as the Trustees may assign to the Chairperson from time to time.

-5- 129680460_15 Section 7. ACTION BY THE TRUSTEES. Unless otherwise specified herein or in the By-laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. To the extent permitted by the Delaware Act, a majority of the Trustees then in office shall constitute a quorum at any meeting. Section 8. OWNERSHIP OF TRUST PROPERTY. Title to the Trust Property shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal, retirement, incapacity, refusal or inability to serve or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. Section 9. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument. Section 10. TRUSTEES AND OTHERS AS SHAREHOLDERS. Subject to any restrictions in the law and/or By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may sell Shares to, and acquire and redeem Shares from, any such Person or any firm or other entity in which such Person is interested, subject only to any general limitations herein or in the By-laws relating to the sale and redemption of such Shares. Section 11. DELEGATION. Subject only to any limitations required by federal law including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any Trustee or committee of the Trustees, any committee composed of Trustees and other Persons and any committee composed only of Persons other than Trustees, to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, manager, investment adviser or sub-adviser, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such Person, officer, agent, independent contractor, employee, custodian, administrator, transfer or shareholder servicing agent, manager, investment adviser or sub-adviser, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Trust Instrument to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Trust Instrument to the authorized agents of the Trustees or any other Person to

-6- 129680460_15 whom any power or authority has been or may be delegated pursuant to any specific provision of this Trust Instrument, shall not limit the authority of the Trustees to delegate any other power or authority under this Trust Instrument to any Person, subject only to any limitations under federal law including the 1940 Act. ARTICLE III POWERS OF THE TRUSTEES Section 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trust or the Trustees or upon their order. Except as required by federal law, including the 1940 Act, neither the Trustees nor any officer of the Trust shall owe any fiduciary duty to the Trust or any Series or Class or any Shareholder. Unless another standard is specified herein, in conducting the business of the Trust and in exercising their rights and powers hereunder, the Trustees shall take any actions and make any determinations in their subjective belief that such actions or determinations are in, or not opposed to, the best interests of the Trust. Unless otherwise expressly provided herein or required by federal law, including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation: (a) To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business; (b) Subject to the limits of applicable law (including the provisions of the 1940 Act) to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, but not limited to, cash (U.S. currency), foreign currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, but not limited to, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments, securities issued by an investment company or any series thereof (whether registered under the 1940 Act or unregistered), securities of any issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, and other securities of any kind issued, created, guaranteed or sponsored by any and all Persons, including

-7- 129680460_15 the United States, individual states or the District of Columbia, territories and possessions of the United States, any political subdivision, agency or instrumentality of the United States and any foreign government or subdivision thereof, without regard to whether any such instruments or securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees; (c) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them; (d) To elect and remove such officers, and appoint and terminate such agents, as the Trustees deem appropriate; (e) To employ one or more investment advisers, administrators, depositories, custodians and other Persons; (f) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of an Exchange or other entities permitted by the Commission to serve as such and authorize any depository or custodian to employ sub-custodians or agents and to deposit all or any part of the Trust’s assets in a system or systems for the central handling of securities and debt instruments; (g) To retain one or more transfer, dividend, securities lending, accounting and Shareholder servicing agents and registrars, to retain auditors and counsel, and with respect to Series whose Shares trade on an Exchange, to retain one or more market makers, Exchange specialists, listing and IIV agents; (h) To provide for the distribution of Shares through a Distributor, Principal Underwriter, by the Trust itself or by any other method, including pursuant to a distribution plan of any kind, and to arrange for the listing and trading of Shares on one or more Exchanges, as appropriate; (i) To pay or cause to paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class or in connection with the management thereof, including but not limited to the Trustees’ compensation and such expenses and charges for the Trust’s officers, employees, investment advisers, administrator, distributor, principal underwriter, auditors, counsel, depository, custodian, transfer agent, registrar, dividend disbursing agent, accounting agent, shareholder servicing agents and other agents; (j) To set record dates in the manner provided for herein or in the By-laws; (k) To establish a registered office and have a registered agent in the State of Delaware; (l) To delegate such authority as the Trustees consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, sub-advisers, custodian, administrator, underwriter or other service provider;

-8- 129680460_15 (m) To sell, exchange or otherwise dispose of any or all of the assets of the Trust or any Series; (n) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such Persons as the Trustees deem proper; (o) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities; (p) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust’s or Trustee’s own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies; (q) To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV; (r) To interpret the investment policies, practices, or limitations of any Series or Class; (s) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in Article IV, Section 4; (t) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust; (u) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes; (v) To declare and make distributions of income and of capital gains to Shareholders; (w) To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other Person; (x) To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum or take such other action as the Trustees in their discretion shall determine;

-9- 129680460_15 (y) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body; (z) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to suspend or terminate the sales or trading of Shares of any Series or Class for any period of time; to establish terms and conditions, including any fees or expenses, regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; (aa) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; (bb) To purchase, and pay for, out of Trust Property or the assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of business, including insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such claim, or to otherwise indemnify such Persons, out of Trust Property or the assets belonging to any appropriate Series, to the fullest extent permitted by this Trust Instrument or the Delaware Act; (cc) To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers; (dd) To enter into joint ventures, general or limited partnerships and any other combinations or associations; (ee) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts or guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any or all such obligations; and (ff) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

-10- 129680460_15 The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees. Section 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm or other entity of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such Person. The Trust may employ any such Person or entity in which such Person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms. ARTICLE IV SERIES; CLASSES; SHARES Section 1. ESTABLISHMENT OF SERIES AND CLASSES. The Trust shall consist of one or more separate and distinct Series established, designated and maintained in accordance with Article III, Section l(q), and this Article IV. The Trustees may designate the rights, privileges, voting powers and preferences of the Shares of each Series and Class relative to the Shares of any other Series or Class and the relative rights and preferences of each Series and Class shall be as set forth herein and as set forth in any Registration Statement relating thereto, unless otherwise provided in the resolution establishing such Series or Class. The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series. Each Series or Class shall be established and designated and is effective upon the adoption of a resolution of a majority of the Trustees or a majority of the Trustees serving on a committee to which such authority has been delegated by the Board of Trustees or any alternative date specified in such resolution. Such resolution may establish and designate such Series or Classes directly in such resolution or by reference to, or approval of, another document that sets forth such Series or Classes, including any Registration Statement, or as otherwise provided in such resolution. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series. A Series or Class may issue any number of Shares and need not issue Shares. Each holder of Shares of a Series or Class shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series or Class. Upon redemption of Shares of a Series or Class, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series or Class. All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series or Classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and Class, except as the context otherwise requires. The Trustees are authorized to cause the Trust to issue Shares in the Trust and, upon any such issuance, to the extent applicable, all references to Shares

-11- 129680460_15 in this Trust Instrument (including all provisions relating to the issuance of Shares) shall apply to Shares of the Trust and all references to Series in this Trust Instrument shall apply to the Trust. Section 2. SHARES. The beneficial interest in each Series may be divided into Shares of one or more Classes of such Series. The number of Shares of each Series and Class shall be unlimited, and each Share shall have no par value. All Shares issued hereunder, including Shares issued in connection with a dividend or other distribution of Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, (1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate, (2) to issue fractional Shares and Shares held in the Trust’s treasury, (3) to establish and to change in any manner Shares of any Series or Class with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine, (4) to divide or combine the Shares of any Series or Class into a greater or lesser number, (5) to classify or reclassify any unissued Shares of any Series or Class into one or more Series or Classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of the Trust or such Series or Class), (6) to abolish any one or more Series or Classes, (7) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses, (8) to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause the Shareholders of each such Series or Class to become shareholders of such single Series or Class, (9) to provide that the Shareholders of any Series or Class shall have the right to exchange such Shares for Shares of one or more other Series or Class of Shares or for interests in one or more trusts, corporations or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees, (10) at any time that there are no Shares outstanding of any particular Series or Class previously established, to abolish that Series or Class and rescind the establishment thereof, (11) to divide the assets and liabilities held with respect to any Series or Class into assets and liabilities held with respect to an additional one or more Series or Classes and in connection therewith to cause some or all of the Shareholders of such Series or Class to be admitted as Shareholders of such additional one or more Series or Classes and (12) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares. Notwithstanding any other provision of this Trust Instrument, the Trustees in their sole discretion may, from time to time, without the vote of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Trustees in their sole discretion (each such aggregation, a “Creation Unit”) and, in connection with the issuance of Creation Units, to charge such transaction fees or such other fees as the Trustees in their sole discretion shall determine, and the Trustees in their sole discretion may, from time to time, without the vote of the Shareholders, alter the number of Shares constituting a Creation Unit or the fees associated with a Creation Unit. Without limiting the general authority of the Trustees under this Trust Instrument and the Delaware Act to delegate their authority, the authority of the Trustees under this Section 2 with respect to establishing and altering the size of Creation Units and the fees associated with Creation Units may be delegated to any officer of the Trust or to the investment manager or otherwise as the Trustees consider desirable.

-12- 129680460_15 Section 3. PREEMPTIVE AND APPRAISAL RIGHTS. Shareholders shall have no preemptive or other right to acquire, purchase or subscribe to any additional Shares or other securities issued by the Trust, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares. Further, except as otherwise determined by action of the Trustees in their sole discretion, Shareholders shall have no exchange or conversion rights with respect to their Shares. Section 4. INVESTMENTS IN THE TRUST. The Trustees shall accept investments in any Series from such Persons, on such terms, and for such consideration, which may consist of tangible or intangible property or a combination thereof, as they may from time to time authorize. At the Trustees’ sole discretion, such investments in a Series, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 5. Investment in a Series shall be credited to the investing Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge, transaction fee or any other legally permissible fee or charge upon investments in any Series or Class in such manner and at such times as determined by the Trustees, (b) issue fractional Shares or (c) determine the Net Asset Value per Share of the initial capital contribution for any Series. The Trustees shall have the right to refuse to accept investments in any Series or by any Person at any time without any cause or reason therefor whatsoever. Section 5. ASSETS AND LIABILITIES OF SERIES AND CLASSES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively “Assets belonging to” that Series), shall be recorded, held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be charged with all Liabilities of the Trust with respect to that Series and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more Series or Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with

-13- 129680460_15 respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series and none of the Liabilities incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on Liabilities among Series may, in the Trustees’ sole discretion, be set forth in the Trust’s certificate of trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. To the extent required by Section 3804(a) of the Delaware Act in order to give effect to the limitation on inter-series liabilities set forth in this Section 5, (i) separate and distinct records shall be maintained for each Series, (ii) assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets held with respect to all other Series and the general assets of the Trust not allocated to such Series and/or (iii) the records maintained for each Series shall account for the assets held with respect to such Series separately from the assets of any other Series and from any general assets of the Trust not allocated to such Series. Any Person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series. Section 6. OWNERSHIP AND TRANSFER OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer agent or similar agent or entity that has access to Share ownership information for the Trust or a Series or Class, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates of each Series or Class of the Trust and any other similar matters. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer agent or similar agent or entity, as the case may be, shall be conclusive as to who are the Shareholders of each Series or Class of the Trust, as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder and as to who shall be entitled to receive dividends or distributions or otherwise exercise or enjoy the rights of Shareholders, including in connection with the establishment of a record date. Shares shall be transferable on the records of the Trust or its transfer agent or similar agent or entity in accordance with such rules as the Trust may establish from time to time. Except as provided in the following paragraph of this Section 6, Shares are transferable only by the Shareholder of record or by its agent thereto. Upon receipt by the Trust or its transfer agent or similar agent or entity of a request from a Shareholder of record to transfer Shares held by such Shareholder to another Person, accompanied by such information as may be required by the Trust or its transfer agent or similar agent or entity, the transfer shall be recorded on the applicable register of the Trust or its transfer agent or similar agent or entity. Until such transfer

-14- 129680460_15 is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer agent or similar agent or entity for the Trust nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Any Person entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of such evidence thereof as the Trust or its transfer agent or similar agent or entity may require, but until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer agent or similar agent or entity nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law. The Trustees may make such additional rules as they consider appropriate for the transfer of Shares of each Series or Class and any other similar matters. Section 7. STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Trust or any Series. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series or Class thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Any note, bond, contract or other written obligation of the Trust or any Series may contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to one or more Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee. Section 8. FRACTIONS. Any fractional Shares of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, as applicable, including with respect to voting, dividends, distributions, redemption of Shares and termination of the Trust, Series or Class. Section 9. DERIVATIVE ACTIONS. In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each

-15- 129680460_15 Shareholder of the Trust or any Series or Class thereof agrees that any claim that affects all Shareholders of the Trust or any Series or Class equally, that is, proportionately based on their number of Outstanding Shares in such Series or Class, must be brought as a derivative claim subject to this Section 9 of Article IV irrespective of whether such claim involves a violation of the Shareholders’ rights under this Trust Instrument or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim. (a) Shareholders may not bring a derivative action to enforce the right of the Trust or an affected Series or Class, as applicable, unless each of the following conditions is met: (i) Each complaining Shareholder was a Shareholder of the Trust or the affected Series or Class, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time; (ii) Each complaining Shareholder was a Shareholder of the Trust or the affected Series or Class, as applicable, as of the time the demand required by subparagraph (iii) below was made; (iii) Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Board of Trustees requesting that they cause the Trust or affected Series or Class, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following: (1) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made; (2) a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series or Class, as applicable and an explanation of why the complaining Shareholders believe that to be the case; (3) a certification that the requirements of sub-paragraphs (i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and (4) a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series or Class, as applicable as of the commencement of the derivative action; (iv) Shareholders holding at least 10% of the Outstanding Shares of the Trust or the Outstanding Shares of the affected Series or Class, as applicable, must join in bringing the derivative action (provided, that the requirements of this clause (iv) shall not apply to derivative claims brought under federal securities law); and (v) A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.

-16- 129680460_15 (b) Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust. Within 30 calendar days of the receipt of such demand by the Board of Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a demand for derivative action. (i) If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by the Board of Trustees, a decision has not been communicated to the complaining Shareholders within the time permitted by sub- paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Trust Instrument from commencing a derivative action. (ii) If the demand for derivative action has been considered by the Board of Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Trust or the affected Series or Class, as applicable, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Board of Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached. A Shareholder of a particular Series or Class of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series or Class of the Trust. ARTICLE V DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE Section 1. DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series or Class and other distributions to a Series or Class from the Assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or Class in proportion to the number of Shares of that Series or Class they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

-17- 129680460_15 Section 2. REDEMPTIONS. Each Shareholder of a Series or Class thereof shall have the right, on any business day to require the Trust to redeem all or any part of the Shareholder’s Shares of a Series or Class, upon and subject to the terms and condition provided in this Article V, Section 2, in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees; provided, however, if the Trustees determine to issue Creation Units pursuant to Article IV, Section 2, then such Shares shall be redeemable only at such times and in such manner as may be determined by or pursuant to procedures or methods prescribed or approved by the Trustees. The Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit for each Series or Class by written consent or by resolutions adopted at any regular or special meeting of the Trustees. Each Shareholder of a Series or Class, upon request to the Trust in accordance with such procedures as may from time to time be in effect, accompanied by surrender of any certificated Shares in proper form, shall be entitled to require the Trust to redeem all or any number of such Shareholder’s Shares standing in the name of such holder on the books of the Trust; provided, however, in the case of Shares of any Series or Class as to which the Trustees have determined that such Shares shall be issued in Creation Units, such Series or Class shall be obligated to purchase said Shares only where the number of Shares subject to the purchase request aggregates to one or more Creation Units, and unless the Board of Trustees otherwise determines, there shall be no redemption of partial or fractional Creation Units hereunder. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem from such Shareholder his Outstanding Shares or Creation Units, as applicable, for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Class or Series of Shares in the assets of the Trust at the time of the redemption; and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act and any rules, regulations or exemptive relief thereunder. The procedures for effecting and suspending redemption shall be as set forth in the Trust’s Registration Statement. Payment may be in any form permitted by Article IV, Section 4, including in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time, less any applicable sales charges and/or fees. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act or any exemptive relief therefrom. Subject to applicable federal law including the 1940 Act, and except as otherwise determined by the Trustees, upon redemption, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed. In making a determination as to whether redeemed Shares shall be deemed outstanding and carry any voting rights with respect to any matter on which such Shares were entitled to vote prior to redemption, subject to applicable federal law including the 1940 Act, the Trustees may, among other things, determine that Shares redeemed either before or after a date specified by the Trustees between the record date for such matter and the meeting date for such matter shall be deemed outstanding and retain voting rights, which determination may be made for any reason including that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed after the record date for such matter and before the voting date no longer were deemed outstanding and carried any voting rights.

-18- 129680460_15 Section 3. REDEMPTION BY TRUST. The Trustees may cause the Trust to redeem the Shares of any Series or Class held by a Shareholder at the redemption price that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Article V, Section 2, at any time, for any reason and upon such conditions as may from time to time be determined by the Trustees. Upon redemption of Shares pursuant to this Article V, Section 3, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed. Section 4. PREVENTION OF PERSONAL HOLDING COMPANY STATUS. The Trust may reject any purchase order, refuse to transfer any Shares, and compel the redemption of Shares if, (a) at the time thereof the Shareholder affected owns Shares equal to or in excess of a maximum percentage of the Shares of such Series or Trust determined from time to time by the Trustees, or (b) in the Trustees’ opinion, any such rejection, refusal, or redemption would prevent the Trust from becoming a personal holding company as defined by the Tax Code. Section 5. DETERMINATION OF NET ASSET VALUE PER SHARE. The term “Net Asset Value per Share” of any Series or Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus or statement of additional information for the Series. In the absence of action by the Trustees, the term “Net Asset Value per Share” of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities divided by the number of relevant Outstanding Shares. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a manager, investment adviser, administrator, custodian, depository or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and Class at times prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such exchange is open for regular trading. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective. If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series: (i) to offset each Shareholder’s pro rata share of such negative amount from the accrued dividend account of such Shareholder; or (ii) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of the number of full and fractional Shares which represents the amount of such excess negative net income; or (iii) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may be reduced by the amount of dividends or distributions declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and (ii) and (iii) above; or (v) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees also shall have the power not to declare a dividend or distribution out of net income for the purpose of causing the Net Asset Value per Share to be increased. The Trustees shall not be required to

-19- 129680460_15 adopt, but at any time may adopt, discontinue, or amend the practice of maintaining the Net Asset value per Share of the Series at a constant amount. In the event that any Series are divided into Classes, the provisions of this Section 5, to the extent applicable as determined in the sole discretion of the Trustees and consistent with applicable law, may be equally applied to each such Class. Section 6. SUSPENSION OF RIGHT OF REDEMPTION. If, as referred to in Section 2 of this Article V, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension or the suspension terminates or expires pursuant to the 1940 Act or any exemptive relief thereunder. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates. ARTICLE VI SHAREHOLDERS’ VOTING POWERS AND MEETINGS Section 1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Article II, Section 2, (b) the removal of Trustees as provided in Article II, Section 3(d), (c) any investment advisory or management contract as provided in Article VII, Section 1, and (d) such additional matters relating to the Trust to the extent required by law, this Trust Instrument or the By-laws or any registration statement of the Trust with the Commission or any state, or as the Trustees may consider desirable. Notwithstanding any other provision of this Trust Instrument, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted separately by individual Series, except: (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; (b) when the Trustees have determined that the matter affects only the interests of one or more Classes, then only the Shareholders of the affected Class(es) shall be entitled to vote thereof; and (c) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such affected Series shall be entitled to vote thereon. A Shareholder of each Series or Class thereof shall be entitled to one vote for each Share of such Series or Class thereof on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By- laws, which may provide that proxies may be given in writing or by any electronic or telecommunications device or in any other manner described in the By-laws or in a resolution of the Trustees. Notwithstanding anything else herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares of a Series are issued, as

-20- 129680460_15 to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the By-laws. Section 2. [RESERVED]. Section 3. QUORUM; REQUIRED VOTE. Except when a larger quorum is required by law, this Trust Instrument or the By-laws, a quorum for the transaction of business at a Shareholders’ meeting with respect to a Series or Class, or with respect to the Trust, as applicable, shall be, respectively, with respect to any Series or Class(es) that is or are listed on an Exchange one-third of the Outstanding Shares of such Series or Class(es) and with respect to any Series or Class(es) that is or are not listed on an Exchange one-tenth of the Outstanding Shares of such Series or Class(es), or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy. Except when a larger vote is required by law, this Trust Instrument or the By-laws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by written consent as provided in the By-laws. Section 4. INSPECTION OF RECORDS. Except as conferred by the Trustees, no Shareholder shall have any right to inspect any records, account, book or document of the Trust. Section 5. ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof. ARTICLE VII CONTRACTS WITH SERVICE PROVIDERS Section 1. INVESTMENT ADVISER. Subject to a Majority Shareholder Vote when required by law, the Trustees may enter into one or more investment advisory or management contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers to perform such of the acts and services of the investment adviser as agreed upon between the investment adviser and sub-adviser, and any reference herein to the investment advisers shall be construed to include any sub-adviser, unless the context requires otherwise.

-21- 129680460_15 Section 2. PRINCIPAL UNDERWRITER/DISTRIBUTOR. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable rules and regulations. Such contract may also provide for the repurchase or sale of Shares by such other party as principal or agent of the Trust. Section 3. CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series and Class with a custodian meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder or as otherwise permitted by the Commission or its staff. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust or any Series or Class and deliver the same upon written order or oral order confirmed in writing, (b) to receive and give a receipt for money paid for any moneys due to the Trust or any Series or Class and on behalf of the Trust or any Series or Class, and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, (d) to keep books and accounts of the Trust and Series or Class, as necessary or appropriate, and (e) to employ one or more sub- custodians. Section 4. TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, shareholder service agreements, administration agreements and any other agreements with any party or parties on terms and conditions acceptable to the Trustees. Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter, or direct designated officers of the Trust to enter, into any contract on behalf of the Trust referred to in this Article VII with any entity, including the investment adviser, any sub-adviser or any affiliated Person of the investment adviser or a sub-adviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No Person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-laws. ARTICLE VIII EXPENSES OF THE TRUST, SERIES AND CLASSES Subject to the provisions of Article IV, Section 5 hereof, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to all Series or the

-22- 129680460_15 appropriate Series for their expenses (or the expenses of a Class of such Series) and disbursements, including, without limitation, fees and expenses of Trustees, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisors, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This Article VIII shall not preclude the Trust from directly paying any of the aforementioned fees and expenses. ARTICLE IX LIMITATION OF LIABILITY AND INDEMNIFICATION Section 1. LIMITATION OF LIABILITY. All Persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust’s officers or employees, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. The Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser, principal underwriter or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Section 2. INDEMNIFICATION. (a) Subject to the exceptions and limitations contained in subsection (b) below: (i) every Person who is, or has been, a Trustee or an officer, employee or agent of the Trust, including Persons who act at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust

-23- 129680460_15 or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof. (ii) as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (whether civil, criminal or administrative proceedings, regulatory investigations, or other proceedings, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, counsel fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities. (b) To the extent provided in the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or (ii) in the event of a settlement, if there has been a determination that such Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry). (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law. (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 2 shall be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 2(d) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

-24- 129680460_15 (e) Any repeal or modification of this Article IX or adoption or modification of any other provision of this Trust Instrument inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption. (f) To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification. (g) Notwithstanding any other provision in this Trust Instrument to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Article IX and any advancement of expenses that any Covered Person is entitled to be paid under Section 2(d) of this Article IX shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article IX; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Section 3. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Series and satisfy any judgment thereon from the Assets belonging to the Series. ARTICLE X MISCELLANEOUS Section 1. TRUST NOT A PARTNERSHIP. This Trust Instrument creates a statutory trust pursuant to the Delaware Act and not a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship. No Trustee shall have any power to bind personally either the Trust’s officers, other Trustees or any Shareholder. Nothing in this Trust Instrument shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

-25- 129680460_15 Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee believes in good faith are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that Person any standard of care or liability that is greater than that imposed on that Person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained. Section 3. TERMINATION OR REORGANIZATION OF THE TRUST. (a) This Trust and each Series or Class designated and established hereunder shall have perpetual existence. Notwithstanding anything else contained herein but subject to applicable federal and state law, the Continuing Trustees may, without any Shareholder vote or approval: (i) cause the Trust to merge or consolidate with or into one or more trusts, corporations, limited liability companies, partnerships, associations, or other business entities (or any series or classes thereof to the extent permitted by law) (including trusts, corporations, limited liability companies, partnerships, associations, or other business entities created by the Trustees to accomplish such merger or consolidation); (ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into any one or more other Series (or Classes) of the Trust, one or more trusts, corporations, limited liability companies, partnerships, associations, or other business entities (or series or classes thereof to the extent permitted by law) (including trusts,

-26- 129680460_15 corporations, limited liability companies, partnerships, associations, or other business entities created by the Trustees to accomplish such merger or consolidation); (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute or regulation to the extent permitted by law; (iv) cause the Trust to reorganize or incorporate as, or convert to, as a corporation, trust, limited liability company, partnerships, associations or other business entities under the laws of Delaware or any other state or jurisdiction; (v) create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the redemption of Shareholders in exchange for, or the distribution to Shareholders of, cash, the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof or any combination of the foregoing; (vi) cause the Trust, or any Series or Class thereof, to sell, convey or transfer all or substantially all of the assets of the Trust or any affected Series or Class to another Series or Class of the Trust or to another entity or series or class thereof to the extent permitted under the 1940 Act, for adequate consideration as determined by the Continuing Trustees, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series or Class, and which may include Shares or interests in such other Series or Class of the Trust or such other entity or series or class thereof (without limiting the generality of the foregoing, this provision may be utilized to permit the Trust to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure); or (vii) at any time sell or convert into money all or any part of the assets of the Trust or any Series or Class. The Trustees or Trust or Series shall provide written notice to affected Shareholders of any transaction described in this Section 3. The transactions described in this Section 3 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Continuing Trustees approve. Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one (1) Continuing Trustee and facsimile or electronic signatures conveyed by electronic means shall be valid. (b) Upon making reasonable provision for the payment of all known Liabilities of the Trust or any affected Series in either subsection (a)(vi) or (vii) above, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a)(vi) or (vii) above, the Trust or affected Series shall terminate and the Trustees and

-27- 129680460_15 the Trust and/or such Series shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Following completion of winding up of the Trust’s business and affairs, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee and the Trust shall thereby terminate. (c) Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Continuing Trustees, and electronic signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation. (d) The Continuing Trustees may, by vote of a majority of the Continuing Trustees, cause any Series (the “Applicable Fund”) to (i) if permitted by the Delaware Act, merge or consolidate in accordance with the provisions thereof with or into, (ii) sell, convey and transfer all or substantially all of its assets to, or (iii) exchange its Shares for Shares of, one or more other Series, whether then existing or to be established in connection with such merger, consolidation, asset sale or Share exchange as provided in (i)-(iii) above. Any such merger, consolidation, asset sale or Share exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act. Unless the 1940 Act or other applicable law or regulation provides otherwise, the Continuing Trustees shall have the power to prescribe additional procedures or terms necessary or appropriate to accomplish any such merger, consolidation, asset sale or Share exchange, including the power (x) to create one or more Series or separate statutory trusts (or series thereof) or other business entities to which all or any part of the assets, liabilities, profits or losses of the Applicable Fund may be transferred, (y) to provide for the conversion of Shares into beneficial interests in such Series or separate statutory trust or trusts (or series thereof) or other business entities and (z) to condition or not to condition any asset sale upon the assumption by the transferee of the liabilities associated with the Applicable Fund the assets of which are so transferred. To the extent of any conflicting or inconsistent provision(s) in Article X, Section 3(a) of this Trust Instrument, the provisions of this Article X, Section 3(d) shall control. Section 4. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment and/or restatement hereto or Trust Instrument supplemental shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments, restatements or supplements and as to any matters in connection with the Trust. Section 5. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees

-28- 129680460_15 and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions. Section 6. AMENDMENTS. This Trust Instrument may be restated and/or amended at any time by (i) an instrument in writing (including a written consent) signed by a majority of the Trustees then holding office or (ii) adoption by a majority of the Trustees then holding office of a resolution specifying the restatement and/or amendment. Any such restatement and/or amendment hereto shall be effective immediately upon such execution or adoption, unless otherwise specified by the Trustees. No vote or consent of any Shareholder shall be required for any amendment to this Trust Instrument except (i) as determined by the Trustees in their sole discretion or (ii) as required by federal law, including the 1940 Act, but only to the extent so required. Any amendment that is submitted to Shareholders for approval, which the Trustees determine would affect the Shareholders of a particular Series or Class, shall be authorized by vote of the Shareholders of such Series or Class, and no vote shall be required of Shareholders of any Series or Class not affected. Any officer of the Trust is authorized from time to time to restate this Trust Instrument into a single instrument to reflect all amendments hereto made in accordance with the terms hereof. The Certificate of Trust of the Trust may be restated and/or amended by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything else herein, any amendment to this Trust Instrument shall not limit the rights to indemnification, advancement or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment. Section 7. FISCAL YEAR. The fiscal year of each Series of the Trust shall end on a specified date as set forth in the By-laws or by resolution. The Trustees may change the fiscal year of the Trust or any Series without Shareholder approval. Different Series may have different fiscal years. Section 8. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Tax Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this

-29- 129680460_15 Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument. Section 9. INTERPRETATION. As used herein, the singular includes the plural and vice versa. Words denoting any gender include all genders. The Trustees may construe any of the provisions of this Trust Instrument insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.” Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended or restated from time to time and any successor thereto. Section 10. JURISDICTION AND WAIVER OF JURY TRIAL. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Trust Instrument, the By-laws or the Trust, any Series or Class or any Shares, and any claim of any nature against the Trust, any Series or Class, the Trustees or officers or employees of the Trust, including (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust, any Series or Class or the Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Act, (iv) any action to interpret, apply, enforce or determine the validity of this Trust Instrument or the By-laws or (v) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Delaware Action”); provided, however, that unless the Trust consents in writing to the selection of an alternative forum, the Federal District Courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law (each a “Federal Securities Action” and together with a Delaware Action, a “Covered Action”). IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. Except as otherwise provided below, all Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service made in accordance with this Section 10

-30- 129680460_15 shall be effective as if personally made in the State of Delaware. Any Person purchasing or otherwise acquiring or holding any interest in Shares shall be (i) deemed to have notice of and consented to the provisions of this Section 10, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 10. If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware or the Federal District Courts of the United States of America, as applicable as set forth above (a “Foreign Action”), in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware or the Federal District Courts of the United States of America, as applicable, in connection with any action brought in any such courts to enforce the first paragraph of this Section 10 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder. Furthermore, if any Shareholder shall initiate or assert a Foreign Action without the written consent of the Trust, then each such Shareholder shall be obligated jointly and severally to reimburse the Trust and any officer or Trustee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Section 10. If any provision or provisions of this Section 10 shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 10 (including each portion of any sentence of this Section 10 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Second Amended and Restated Trust Instrument of Calamos ETF Trust as of the date first written above.

/s/ John P. Calamos, Sr.
Name: John P. Calamos, Sr.
As Trustee and not individually

/s/ John E. Neal
Name: John E. Neal
As Trustee and not individually

/s/ William R. Rybak
Name: William R. Rybak
As Trustee and not individually

/s/ Virginia G. Breen
Name: Virginia G. Breen
As Trustee and not individually

/s/ Lloyd A. Wennlund
Name: Lloyd A. Wennlund
As Trustee and not individually

/s/ Karen L. Stuckey
Name: Karen L. Stuckey
As Trustee and not individually

/s/ Christopher M. Toub
Name: Christopher M. Toub
As Trustee and not individually